Exhibit 99.1

Food Company, Inc. One Dole Drive • Westlake Village, CA 91362 • 818-874-4000 • Fax 818-874-4625

NEWS RELEASE

In U.S. Contact: Marty Ordman

818-874-4834

In Europe Contact: Xavier Roussel

+49-40-32-90-60

DOLE FOOD COMPANY TO SELL RIPENING AND DISTRIBUTION BUSINESSES IN

SPAIN AND PORTUGAL

WESTLAKE VILLAGE, California – September 20th, 2011 – Dole Food Company, Inc. (NYSE: DOLE) announced today that it has signed an agreement for the sale of Dole ripening and distribution businesses in Spain and Portugal (Dole Spain) to the Compagnie Fruitière Group, in which Dole holds a non-controlling 40% stake. The sale is expected to close in November.

‘This transaction is in the direct continuity of previous sales of our ripening and distribution businesses in France and England to Compagnie Fruitière in 2008. It will allow Dole and Compagnie Fruitière to better serve our Spanish and Portuguese markets, by providing our customers with an extended range of product origins and a more integrated sales policy,” said Johan Linden, Dole Europe’s President.

ABOUT DOLE FOOD COMPANY

Dole, with 2010 net revenues of $6.9 billion, is the world’s largest producer and marketer of high-quality fresh fruit and fresh vegetables, and is the leading producer of organic bananas and producer/shipper of organic pineapples. Dole markets a growing line of packaged and frozen fruit and is a produce industry leader in nutrition education and research. For more information, please visit www.dole.com.

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